EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACTS: J. Eric Bjornholt – CFO (480) 792-7804 Gordon Parnell – Vice President of Business Development and Investor Relations (480) 792-7374

MICROCHIP TECHNOLOGY ANNOUNCES
THIRD QUARTER FISCAL 2011 FINANCIAL RESULTS

•	Microchip consolidated net sales of $367.8 million

•	On a GAAP basis:
•
Gross margin of 58.8%; operating income of 31.9%; net income from continuing operations of $101.9 million and 27.7% of Sales; EPS from continuing operations of 52 cents per diluted share.  There was no published First Call estimate for GAAP EPS.

•	On a non-GAAP basis:
•
Gross margin of 59.8%; operating income of 35.6%; net income from continuing operations of $113.8 million and 30.9% of sales; EPS from continuing operations of 58 cents per diluted share.  The First Call published estimate was 57 cents for non-GAAP EPS.

•	Record net sales for technology licensing division of $19.1 million

•	Record net sales of 32-bit microcontrollers

•	Development tool shipments of 40,303

CHANDLER, Arizona – January 27, 2011 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller, analog and Flash-IP solutions, today reported results for the three months ended December 31, 2010 as summarized in the following table:

(in millions, except earnings per diluted share and percentages)	Microchip Consolidated Results1 Three Months Ended December 31, 2010
	GAAP	% of Net Sales	Non-GAAP1	% of Net Sales
Net Sales	$367.8		$367.8
Gross Margin	$216.4	58.8%	$219.9	59.8%
Operating Income	$117.5	31.9%	$131.1	35.6%
Other Expense including Gains on Equity Method Investments2	$3.1		$1.3
Income Tax Expense	$12.5		$16.0
Net Income from Continuing Operations	$101.9	27.7%	$113.8	30.9%
Earnings per Diluted Share from Continuing Operations3	52 cents		58 cents
Net Income (Loss) from Discontinued Operations	($1.2)	(0.3)%	($1.2)	(0.3%)
Loss per Diluted Share from Discontinued Operations3	(1) cent		(1) cent

1	See the “Use of Non-GAAP Financial Measures” section of this release.
2	Gains on equity method investments for the three months ended December 31, 2010 were $280,000 on both a GAAP and non-GAAP basis.
3	Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

- - more - -

Microchip Technology Incorporated 2355 West Chandler Blvd.  Chandler, AZ 85224-6199   Main Office 480•792•7200  FAX 480•899•9210

Microchip Technology
Reports Third Quarter
Fiscal 2011 Results

Consolidated net sales for the third quarter of fiscal 2011 were $367.8 million, down 3.8% sequentially from net sales of $382.3 million in the immediately preceding quarter, and up 47.1% from net sales of $250.1 million in the prior year’s third quarter.  GAAP net income from continuing operations for the third quarter of fiscal 2011 was $101.9 million, or 52 cents per diluted share, down 2.7% from GAAP net income from continuing operations of $104.7 million, or 55 cents per diluted share, in the immediately preceding quarter, and up 46.9% from GAAP net income of $69.4 million, or 37 cents per diluted share, in the prior year’s third quarter.  Due to the appreciation in the price of our common stock in the December 2010 quarter, the dilutive share count reflects the effect of our convertible debentures, with the effect of an additional 4.4 million shares sequentially, which negatively impacted our GAAP diluted earnings per share by about 1.2 cents.

Consolidated non-GAAP net income from continuing operations for the third quarter of fiscal 2011 was $113.8 million, or 58 cents per diluted share, down 4.9% from consolidated non-GAAP net income from continuing operations of $119.6 million, or 63 cents per diluted share, in the immediately preceding quarter, and up 62.2% from consolidated non-GAAP net income of $70.1 million, or 38 cents per diluted share, in the prior year’s third quarter.  Due to the appreciation in the price of our common stock in the December 2010 quarter, the dilutive share count reflects the effect of our convertible debentures, with the effect of an additional 4.4 million shares sequentially, which negatively impacted our non-GAAP diluted earnings per share by about 1.3 cents.  For the third fiscal quarter of both fiscal 2010 and fiscal 2011, our consolidated non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs and legal and other administrative expenses associated with acquisitions), the tax benefit from tax audit settlements and tax law changes and non-cash interest expense on our convertible debentures.  A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced on November 4, 2010 that its Board of Directors accelerated the March 2011 quarterly cash dividend payment on its common stock of 34.5 cents per share into the December 31, 2010 quarter.  Microchip’s next dividend payment will be in June of 2011.  Microchip initiated quarterly cash dividend payments in the third quarter of fiscal 2003.

“Microchip’s performance in the December 2010 quarter exceeded our expectations.  Net sales, gross margins, operating income and earnings per share were better than the mid-point of our guidance provided on November 30, 2010,” said Steve Sanghi, President and CEO.  “The gross margin upside was driven by ongoing cost reductions in our manufacturing processes, a favorable product mix and continued improvements in the product lines we acquired from SST.  Operating expenses continue to be well managed and came in at the mid-point of our guidance at 24.1% of sales on a non-GAAP basis in the December quarter.”

- - more - -

Microchip Technology
Reports Third Quarter
Fiscal 2011 Results

Mr. Sanghi added, “The SST acquisition has done exceptionally well for Microchip.  The technology licensing business produced an all-time record high in revenue of $19.1 million, up 10.3% sequentially.  Additionally, in the December quarter we continued to make outstanding progress in improving the operating models for the SuperFlash Memory division and the RF division through our hard work in partnering with customers, targeting markets, focusing on pricing, improving manufacturing costs and incorporating these divisions into Microchip’s business structure.  We believe there are significant improvements ahead of us for the gross margins of these divisions and we are well on our way to achieving 32 cents of non-GAAP earnings per share from the SST acquisition in fiscal 2011 and 40 cents in fiscal 2012.”

“Our microcontroller business performed better than we expected in the December quarter with net sales only down 2.2% on a sequential basis and up 24% from the year ago quarter.  We shipped our 9 billionth cumulative microcontroller in December and finished calendar 2010 shipping a record 1.3 billion microcontrollers.  For calendar 2010 our microcontroller revenue was up 42.4% from the calendar 2009 levels,” said Ganesh Moorthy, Chief Operating Officer.  “Our 32-bit microcontroller line, which took a pause in the September quarter, had a strong quarter of revenue growth and was up 45% sequentially, achieving a new record.  For calendar 2010, net sales for our 16-bit microcontroller business was up 113.6% and our 32-bit microcontroller business was up 260%.  We believe we gained significant market share in all three microcontroller segments in calendar 2010.”

Eric Bjornholt, Microchip’s Chief Financial Officer, said, “Microchip’s inventory position improved significantly in the December quarter.  Inventory on Microchip’s balance sheet increased to $177.7 million, representing 107 days of inventory and a sequential increase of 10 days.  We continue to make progress in moving towards our internal target of 115 days of inventory which will allow us to improve our lead times to levels in line with our historical performance and appropriately support our customers.  Inventory days in the distribution channel grew by three days.”

Mr. Bjornholt continued, “Microchip’s net cash generation in the December quarter was $133.5 million prior to making the two dividend payments, which totaled $129.4 million.  We ended the December 2010 quarter with $1.57 billion of cash and investments and we expect our cash generation in the March 2011 quarter to continue to be strong.”

- - more - -

Microchip Technology
Reports Third Quarter
Fiscal 2011 Results

Mr. Sanghi added, “Looking back at calendar year 2010, Microchip had one of its best growth years ever with over 64% revenue growth, compared to calendar year 2009.  As we enter calendar 2011, we believe we are exceptionally well-positioned for continued growth in all of our product lines.  The March quarter will be seasonally impacted by the Lunar New Year holidays in Asia.  Taking all of these factors into consideration we expect net sales to be flat to up 3% sequentially.”

Microchip’s Recent Highlights:

•
Microchip continues to make it easy for designers to tap into the fast growing Smart Energy market with leading-edge energy efficiency applications.  It recently debuted the world’s first RF Energy Harvesting Kit to enable battery-free, perpetually powered wireless designs.  The kit allows designers to create applications that are reliably and perpetually powered by radio waves, using Microchip’s eXtreme Low Power (XLP) PIC® Microcontrollers (MCUs) and wireless products—thus eliminating the need for a battery.

•
The Company’s first stand-alone Real-Time Clock/Calendar (RTCC) family was announced, with vastly more features at a lower price point than any other RTCC in its class.  By integrating such a wide range of features within a single device at a price of $0.70 each in 10,000-unit quantities, Microchip’s RTCC family reduces component counts and lowers costs for a variety of applications.

•
Microchip licensed the MIPS32® M14K™ cores for its next-generation 32-bit PIC32 microcontrollers.  The M14K cores deliver smaller code size, increased performance and lower cost while enabling 100% code compatibility with all PIC32 microcontrollers.

•
During the quarter, Microchip shipped 40,303 development systems, demonstrating the continued strong interest in Microchip’s products.  The total cumulative number of development systems shipped now stands at 1,068,542.

•
The expansion of Microchip’s large and rapidly growing low-power analog portfolio continues, with new 16-volt operational amplifiers that extend battery life, enable improved noise performance and offer low current consumption in space-saving packages.  Additionally, Microchip’s new Smoke-Detector IC is the world’s first to offer low-voltage operation with programmable calibration and operating modes, which reduces cost and component count while simplifying designs.

- - more - -

Microchip Technology
Reports Third Quarter
Fiscal 2011 Results

•
Microchip continues to be recognized for both business and product excellence.  In the business arena, Microchip was selected as one of the Phoenix Business Journal’s 2010 “Best Places to Work,” for the fourth straight year.  Additionally, Gulf, a subsidiary of United Technology Fire & Safety and a producer of industrial smoke detectors in China, named Microchip one of its “Best Suppliers” for 2010—the only semiconductor supplier to be recognized.

•
In the area of product excellence Microchip received two awards from EDN China for its PIC32 MCUs and mTouch™ Projected Capacitive Touch-Screen Sensing Technology; two awards from ECN Magazine for its eXtreme Low Power MCUs with the world’s lowest active-power and sleep-power consumption; a “Green” award from Embedded Computing Design Magazine for its dsPIC33 DC/DC Reference Designs; and Microchip’s Digital Potentiometers were named to EDN Magazine’s 2010 “Hot 100” list of the most significant new electronic products, in the “Analog” category.

Fourth quarter Fiscal Year 2011 Outlook:

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
	GAAP	Non-GAAP Adjustments1	Non-GAAP1
Results from Continuing Operations:
Net Sales	$367.8 to $378.9 million		$367.8 to $378.9 million
Gross Margin2	58.9% to 59.1%	$3.7 to $3.8 million	59.9% to 60.1%
Operating Expenses2	26.5% to 26.75%	$9.2 to $9.5 million	24.0% to 24.25%
Other Income (Expense)	($4.65) million	$1.75 million	($2.9) million
Tax Rate	12% to 12.5%	$1.8 to $1.9 million	12% to 12.5%
Net Income from Continuing Operations	$99.4 to $104.6 million	$12.8 to $13.2 million	$112.2 to $117.8 million
Diluted Common Shares Outstanding3	202.3 million	0.9 million shares	201.4 million
Earnings per Diluted Share From Continuing Operations	49 to 52 cents	6 to 7 cents	56 to 58 cents

  - - more - -

Microchip Technology
Reports Third Quarter
Fiscal 2011 Results

•
Microchip’s inventory at March 31, 2011 is expected to be about 115 days as we continue to replenish our internal inventories to better support our customers’ needs.  The actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending March 31, 2011 are expected to be approximately $30 million.  Capital expenditures for all of fiscal year 2011 are anticipated to be approximately $130 million.  We are continuing to take actions to invest in the equipment needed to support the expected net sales growth of our new products and technologies.

•
We expect net cash generation during the March quarter of approximately $125 million to $135 million.  The amount of expected net cash generation is also before the effect of any stock buy back activity.

•
Microchip’s Board of Directors authorized a stock buy back of up to 10.0 million shares in December 2007.  At December 31, 2010, approximately 2.5 million shares remained available for purchase under this program.  Future purchases will depend upon market conditions, interest rates and corporate considerations.

1
Use of Non-GAAP Financial Measures:  Our Non-GAAP adjustments, where applicable, include the effect of share-based compensation, any gain or loss on trading securities, expenses related to our acquisition activities (including intangible asset amortization, purchased inventory costs, severance costs and legal and other general and administrative expenses associated with acquisitions), patent portfolio licenses, non-recurring tax events and non-cash interest expense on our convertible debentures and the related income tax implications of these items.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement.  Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant.  The price of our stock is affected by market forces that are difficult to predict and are not within the control of management.  The value of our trading securities varies in amount from period to period and is affected by fluctuations in the market prices of such securities that we cannot predict and are not within the control of management.  The non-GAAP

  - - more - -

Microchip Technology
Reports Third Quarter
Fiscal 2011 Results

adjustments related to the impact of our acquisitions and a portion of our interest expense related to our convertible debentures are non-cash expenses related to such transactions.  Our acquisitions of patent portfolio licenses and tax events related to IRS settlements, changes in tax regulations and the reinstatement of the R&D tax credit are non-recurring events in our business.  Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net including gains (losses) on equity method investments, non-GAAP income tax/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted in the immediately preceding paragraph, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods.  Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results.  Management uses these non-GAAP measures to manage and assess the profitability of its business.  Specifically, we do not consider such items when developing and monitoring our budgets and spending.  As described above, the economic substance behind our decision to exclude such items relates either to these charges being non-cash in nature or to the one-time nature of the events or, in the case of our trading securities, because such item is difficult to predict and not within the control of management.  Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP.  There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance.  Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

2
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions.  Operating expenses fluctuate over time, primarily due to net sales and profit levels.

-- more --

Microchip Technology
Reports Third Quarter
Fiscal 2011 Results

3
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading “Supplemental Financial Information”), and the repurchase or the issuance of stock or the sale of treasury shares.  The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the March 2011 quarter of $38.00 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).  The negative impact on the earnings per diluted share calculation from the difference in the assumed average stock price for the March 2011 quarter compared to the December 2010 quarter is about 1.7 to 1.8 cents, when combining the additional dilutive effect from our convertible debt, and the dilutive effect of outstanding equity awards.

  - - more - -

 9

MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands except per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net sales	$367,824	$250,099	$1,107,220	$669,709
Cost of sales	151,427	104,103	458,375	303,938
Gross profit	216,397	145,996	648,845	365,771

Operating expenses:
Research and development	42,198	30,332	126,448	87,536
Selling, general and administrative	56,100	43,096	170,896	120,525
Special charges	646	-	1,679	1,238
	98,944	73,428	299,023	209,299

Operating income	117,453	72,568	349,822	156,472
Gains on equity method investments	280	-	185	-
Other expense, net	(3,342)	(2,689)	(9,338)	(2,656)

Income from continuing operations before income taxes	114,391	69,879	340,669	153,816
Income tax provision	12,461	476	42,114	12,560

Net income from continuing operations	101,930	69,403	298,555	141,256

Discontinued operations:
Loss from discontinued operations before income taxes	(1,317)	-	(5,372)	-
Income tax benefit	(163)	-	(239)	-
Net loss from discontinued operations	(1,154)	-	(5,133)	-

Net income	$100,776	$69,403	$293,422	$141,256

Basic net income per common share continuing operations	$0.54	$0.38	$1.60	$0.77
Basic net loss per common share discontinued operations	(0.01)	-	(0.03)	-
Basic net income per common share	$0.54	$0.38	$1.57	$0.77
Diluted net income per common share continuing operations	$0.52	$0.37	$1.55	$0.76
Diluted net loss per common share discontinued operations	(0.01)	-	(0.03)	-
Diluted net income per common share	$0.51	$0.37	$1.53	$0.76
Basic common shares outstanding	187,488	183,856	186,444	183,301
Diluted common shares outstanding	196,255	187,861	192,344	186,770

  - - more - -

MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	December 31,	March 31,
	2010	2010
	(Unaudited)
Cash and short-term investments	$1,191,184	$1,214,323
Accounts receivable, net	187,267	137,806
Inventories	177,705	116,579
Assets held for sale	1,109	-
Other current assets	181,179	142,261
Total current assets	1,738,444	1,610,969

Property, plant & equipment, net	528,215	493,039
Long-term investments	381,832	317,215
Other assets	180,235	95,090

Total assets	$2,828,726	$2,516,313

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and other current liabilities	$157,250	$104,449
Deferred income on shipments to distributors	142,685	98,941
Total current liabilities	299,935	203,390

Convertible debentures	345,581	340,672
Long-term income tax payable	106,201	57,140
Deferred tax liability	415,807	376,713
Other long-term liabilities	11,257	5,018

Stockholders’ equity	1,649,945	1,533,380

Total liabilities and stockholders’ equity	$2,828,726	$2,516,313

  - - more - -

MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
Gross profit, as reported	$216,397	$145,996	$648,845	$365,771
Share-based compensation expense	1,708	1,266	5,416	4,845
Acquisition-related acquired inventory valuation costs and intangible asset amortization	1,747	321	11,026	1,868
Non-GAAP gross profit	$219,852	$147,583	$665,287	$372,484
Non-GAAP gross profit percentage	59.8%	59.0%	60.1%	55.6%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
Research and development expenses, as reported	$42,198	$30,332	$126,448	$87,536
Share-based compensation expense	(3,324)	(3,108)	(9,516)	(9,205)
Non-GAAP research and development expenses	$38,874	$27,224	$116,932	$78,331
Non-GAAP research and development expenses as a percentage of net sales	10.6%	10.9%	10.6%	11.7%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
Selling, general and administrative expenses, as reported	$56,100	$43,096	$170,896	$120,525
Share-based compensation expense	(4,377)	(4,463)	(12,853)	(13,285)
Acquisition-related intangible asset amortization and other costs	(1,861)	(297)	(6,732)	(860)
Non-GAAP selling, general and administrative expenses	$49,862	$38,336	$151,311	$106,380
Non-GAAP selling, general and administrative expenses as a percentage of net sales	13.6%	15.3%	13.7%	15.9%

  - - more - -

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
Operating income, as reported	$117,453	$72,568	$349,822	$156,472
Share-based compensation expense	9,409	8,837	27,785	27,335
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	3,608	618	17,758	2,728
Special charge – SST severance costs	646	-	1,679	-
Special charge – patent license	-	-	-	1,238
Non-GAAP operating income	$131,116	$82,023	$397,044	$187,773
Non-GAAP operating income as a percentage of net sales	35.6%	32.8%	35.9%	28.0%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
Other expense, net, as reported	$(3,342)	$(2,689)	$(9,338)	$(2,656)
Convertible debt non-cash interest expense	1,745	1,595	5,100	4,662
Gain on trading securities	-	-	-	(7,518)
Non-GAAP other expense, net	$(1,597)	$(1,094)	$(4,238)	$(5,512)
Non-GAAP other expense, net, as a percentage of net sales	-0.4%	-0.4%	-0.4%	-0.8%

RECONCILIATION OF GAAP INCOME TAX PROVISION FROM CONTINUING OPERATIONS TO NON-GAAP INCOME TAX PROVISION FROM CONTINUING OPERATIONS

	Three Months Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
Income tax provision, as reported	$12,461	$476	$42,114	$12,560
Income tax rate, as reported	10.9%	0.7%	12.4%	8.2%
Share-based compensation expense	1,166	1,180	3,442	3,585
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	146	83	563	357
Special charge – SST severance costs	80	-	137	-
Convertible debt non-cash interest expense	654	614	1,912	1,795
R&D tax credit reinstatement	1,534	-	1,534	-
Tax benefit on IRS settlement	-	8,452	-	8,452
Special charge – patent license	-	-	-	124
Gain on trading securities	-	-	-	(2,894)
Non-GAAP income tax provision	$16,041	$10,805	$49,702	$23,979
Non-GAAP income tax rate	12.4%	13.4%	12.6%	13.2%

  - - more - -

RECONCILIATION OF GAAP NET INCOME AND DILUTED NET INCOME PER SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE

	Three Months Ended			Three Months Ended	Nine Months Ended			Nine Months Ended
	December 31,			December 31,	December 31,			December 31,
	2010			2009	2010			2009
	Consolidated Operations	Continuing Operations	Discontinued Operations		Consolidated Operations	Continuing Operations	Discontinued Operations
Net income (loss), as reported	$100,776	$101,930	$(1,154)	$69,403	$293,422	$298,555	$(5,133)	$141,256
Share-based compensation expense, net of tax effect	8,243	8,243	-	7,657	24,343	24,343	-	23,750
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	3,462	3,462	-	535	19,883	17,195	2,688	2,371
Special charge – SST severance costs, net of tax effect	566	566	-	-	1,542	1,542	-	-
R&D tax credit reinstatement	(1,534)	(1,534)	-	-	(1,534)	(1,534)	-	-
Tax benefit on IRS settlement	-	-	-	(8,452)	-	-	-	(8,452)
Convertible debt non-cash interest expense, net of tax effect	1,091	1,091	-	981	3,188	3,188	-	2,867
Special charge – patent license, net of tax effect	-	-	-	-	-	-	-	1,114
Gain on trading securities, net of tax effect	-	-	-	-	-	-	-	(4,624)
Non-GAAP net income (loss)	$112,604	$113,758	$(1,154)	$70,124	$340,844	$343,289	$(2,445)	$158,282
Non-GAAP net income (loss) as a percentage of net sales		30.9%		28.0%		31.0%		23.6%

Diluted net income (loss) per share, as reported	$0.51	$0.52	$(0.01)	$0.37	$1.53	$1.55	$(0.03)	$0.76
Non-GAAP diluted net income (loss) per share	$0.58	$0.58	$(0.01)	$0.38	$1.78	$1.80	$(0.01)	$0.85

  - - more - -

Microchip Technology
Reports Third Quarter
Fiscal 2011 Results

Microchip will host a conference call today, January 27, 2011 at 5:00 p.m. (Eastern Time) to discuss this release.  This call will be simulcast over the Internet at www.microchip.com.  The webcast will be available for replay until February 3, 2011.

A telephonic replay of the conference call will be available at approximately 7:00 p.m. (Eastern Time) January 27, 2011 and will remain available until 5:00 p.m. (Eastern Time) on February 3, 2011.  Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 6812664.

Cautionary Statement:

The statements in this release relating to our next dividend payment date, ongoing cost reductions in our manufacturing processes, continued improvements in the product lines we acquired from SST, managing operating expenses well, significant improvements ahead of us for the gross margins of the SuperFlash Memory and RF divisions, being well on our way to achieving 32 cents of non-GAAP earnings per share from the SST acquisition in fiscal 2011 and 40 cents in fiscal 2012, our belief that we gained significant market share in all three microcontroller segments in calendar 2010, progress in moving towards our internal target of 115 days of inventory, improving our lead times, appropriately supporting our customers, our expectation of cash generation in the March 2011 quarter to be strong, being exceptionally well-positioned for continued growth in all of our product lines, the March quarter being seasonally impacted by the Lunar New Year holidays in Asia, expecting net sales to be flat to up 3% sequentially, our assumed average stock price in the March 2011 quarter of $38.00, continued strong interest in our products, our fourth quarter fiscal 2011 guidance including GAAP and non-GAAP data as applicable for net sales, gross margin, operating expenses, other income (expense), tax rate, net income from continuing operations, diluted common shares outstanding, earnings per diluted share from continuing operations, inventory levels, capital expenditures for the March quarter and for fiscal 2011, taking actions to invest in the equipment needed to support our expected growth, and net cash generation are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the continued strength of the economic recovery or any unexpected fluctuations or weakness in the U.S. and global economies, changes in demand or market acceptance of our products (including our licensed technology) and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability

  - - more - -

Microchip Technology
Reports Third Quarter
Fiscal 2011 Results

to effectively ramp our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; the impact of any significant acquisitions that we make; costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; difficulties associated with completing the integration of SST’s business with our business and technologies; the risk that our customers may fail to continue to accept the SST product offerings; our actual average stock price in the March 2011 quarter and the impact such price will have on our share count; disruptions in our business or the businesses of our customers or suppliers due to natural disasters, terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q.  You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made.  Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this January 27, 2011 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide.  Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality.  For more information, visit the Microchip website at www.microchip.com.

Note:  The Microchip name and logo, and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries.  mTouch is a trademark of Microchip Technology Inc. in the USA and other countries.
All other trademarks mentioned herein are the property of their respective companies.

  - - end - -